UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 14, 2020

Ritchie Bros. Auctioneers Incorporated

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

9500 Glenlyon Parkway, Burnaby, British Columbia, Canada V5J0C6

(Address of principal executive offices) (Zip Code)

(778) 331-5500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Credit Agreement

On August 14, 2020, Ritchie Bros. Auctioneers Incorporated (the “Company”) entered into a third amendment (the “Third Amendment”) to the Credit Agreement, dated as of October 27, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, as a borrower, certain of its subsidiaries, each as a borrower and/or a guarantor, Bank of America, N.A. (“BofA”), as administrative agent, U.S. swing line lender and letter of credit issuer, Royal Bank of Canada, as Canadian swing line lender and letter of credit issuer, and the other lenders party thereto.

The Third Amendment, among other things, (i) extended the maturity date of the multicurrency revolving facilities (the “Revolving Facilities”) and delayed-draw term loan facility (the “Delayed-Draw Facility” and together with the Revolving Facilities, the “Facilities”) provided for by the Credit Agreement from October 27, 2021 to October 27, 2023, (ii) increased the applicable margin for base rate (or Canadian prime rate for certain Canadian Dollar borrowings) loans and LIBOR (or the equivalent rate for such currency) loans by 0.50% at each pricing tier level, (iii) increased the applicable percentage per annum used to calculate the commitment fee in respect of the unused commitments under the Revolving Facilities by 0.10% at each pricing tier level, (iv) increased the aggregate amount available under the Revolving Facilities from $490 million to $530 million, and (v) eliminated the option for the Facilities to become unsecured based on the Company meeting credit ratings or leverage ratio conditions.

Immediately prior to the Third Amendment, the aggregate principal amount outstanding under Delayed-Draw Facility was $141 million. In connection with the Third Amendment, the Company prepaid $41 million of such amount with the proceeds from a borrowing under the Revolving Facilities. The Delayed-Draw Facility will continue to amortize in equal quarterly installments in an annual amount of 10%, with the balance payable at maturity.

The foregoing description of the terms of the Third Amendment does not purport to be complete and is qualified in its entirety by reference to the Third Amendment, attached as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Facilities is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 8.01 Other Events

On August 17, 2020, the Company issued a press release regarding the Third Amendment. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Third Amendment to Credit Agreement, dated as of August 14, 2020, among the Company, certain of its subsidiaries, each as a borrower and/or a guarantor, the lenders party thereto and Bank of America, N.A., as administrative agent, U.S. swing line lender and letter of credit issuer.

99.1	Press Release from the Company, dated August 17, 2020, entitled “Ritchie Bros. Amends and Extends Credit Facilities”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2020

RITCHIE BROS. AUCTIONEERS INCORPORATED

By:	/s/ Darren Watt
Darren Watt
General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Third Amendment to Credit Agreement, dated as of August 14, 2020, among the Company, certain of its subsidiaries, each as a borrower and/or a guarantor, the lenders party thereto and Bank of America, N.A., as administrative agent, U.S. swing line lender and letter of credit issuer.
99.1	Press Release from the Company, dated August 17, 2020, entitled “Ritchie Bros. Amends and Extends Credit Facilities”

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